                                                                  EXHIBIT 10.13A

                       CONFIDENTIAL TREATMENT REQUESTED
                       --------------------------------

The Company has requested confidential treatment of certain portions of this exhibit on Appendix I, Insertion 1.1, Insertion 1.2, Insertion 4.1 and Insertion
4.2 attached to the Cooperation Agreement.



                             COOPERATION AGREEMENT

                                      ON

           NETWORK INTERCONNECTION OF MOBISEL STBS WITH TELKOM PSTN

                                    BETWEEN

                    PT. (PERSERO) TELEKOMUNIKASI INDONESIA

                                      AND

                         PT. MOBILE SELULAR INDONESIA

                             COOPERATION AGREEMENT
                      Number:  PKS 80/HK.810/OPSAR-00/96
                           PKS 005/Int. K-MSI/8-1996

This Network Interconnection of Mobisel STBS with Telkom PSTN Cooperation Agreement (the "Agreement") is executed in Jakarta, on this day, Wednesday, twenty first of August, one thousand nine hundred and ninety six (21-8-1996) by and between:

I. PT. (PERSERO) TELEKOMUNIKASI INDONESIA, a domestic telecommunication services company in Indonesia, which Articles of Association have been published in the State Gazette No. 5 dated January 17, 1992. Supplement No. 210, as have been subsequently amended, of which the latest amendment have been published in the State Gazette No. 76 dated September 22, 1995, Supplement No. 7900, domiciled in Bandung, in this matter, legally represented by DADAD KUSTIWA, acting as DIRECTOR FOR OPERATIONS (hereinafter referred as "TELKOM"):

II. PT. MOBILE SELULAR INDONESIA, a national private company which operates cellular telecommunication services in Indonesia, which Articles of Association has been published in the State Gazette No. 24 dated March 22, 1996. Supplement No. 2985, having its offices at Mashill Tower, 23/rd/ Floor, Jalan Jenderal Sudrman Kav. 25, Jakarta 12920, Indonesia, in this matter, legally represented by T. SALADIN, acting as Director of PT. MOBILE SELULAR INDONESIA (hereinafter referred to as "MOBISEL").

By having first considered and paying attention to the aspects which provide the basis for the drawing up of this Agreement as follows:

     (a) that based on the prevailing regulations, TELKOM is the organizing body for domestic telecommunication services in Indonesia.

     (b) that based on the Decree of the Minister of Tourism, Post and Telecommunication dated June 3, 1996 Number KM.40/PT/102/MPPT-96, MOBISEL has been granted the license to act as the operator of basic cellular telecommunication services in the Republic of Indonesia.

                                   CHAPTER I

                              GENERAL CONDITIONS

                                   ARTICLE 1

                                INTERPRETATION

Unless defined herein otherwise, both parties agree that the following terms shall be interpreted as follows:

     (a) "AGREEMENT" means this Cooperation Agreement Regarding the Interconnection between the Telkom Network and the Mobisel Network including all appendices, enclosures and any amendments hereto and thereto.

     (b) "CONFIDENTIAL INFORMATION" of a party means all information, know-how, ideas, concepts, technology, manufacturing processes, industrial, marketing and commercial knowledge of a confidential nature (whether in tangible or intangible form) relating to or developed in connection with or in support of the business of the party and includes the contents of this Agreement (and any matter concerned with or arising out of this Agreement) but does not include:

          (i) information which is or becomes part of the public domain (other than through any breach of this Agreement); or

          (ii) information rightfully received by the other party from a third person without a duty of confidentiality being owed by the other party to the third person, except where the other party has knowledge that the third person has obtained such information either directly or indirectly as a result of a breach of any duty of confidence owed to the first party; or

          (iii) information which has been independently developed by the other party.

     (c) "DIRECTOR GENERAL" means the Director General of Post and Telecommunications.

     (d) "CONFIRMED INTERCONNECTION" has the meaning assigned to it in Article 6 (5);

     (e)  "CONSULTATION FORUM" has the meaning assigned to it in Article 32.

     (f) "INTERCONNECTION" means any connection between the Telkom Network and the Mobisel Network.

     (g) "INTERCONNECTION CALL" means any connection between Telkom Subscribers and Mobisel Subscribers.

     (h) "INTERCONNECTION DIMENSION" means the total capacity calculated in Erlangs of the telecommunication circuits required for Interconnection Calls.

     (i) "INTERCONNECTION POINT" has the meaning assigned to it in Article 5 hereof.

     (j)  "INTERCONNECTION REQUIREMENTS" has the meaning assigned to it in
          Article 6 (3);

     (k)  "MINISTER" means the Minister of Tourism, Post and Telecommunications.

     (l) "MOBISEL EXCHANGE" means any exchange in the Mobisel Network which serve Mobisel Subscribers.

     (m) "MOBISEL NETWORK" means the STBS NMT-450 (Nordic Mobile Telephone analog standard using a 450 mega hertz frequency band) operated by Mobisel in Indonesia.

     (n) "MOBISEL SUBSCRIBERS" means any users of telecommunications services who make a telecommunication connection which originates from the Mobisel Network; and

     (o)  "NFTP" means the National Fundamental Technical Plan.

     (p) "NETWORK DIVISION" means the Telkom management unit which supervises the Telkom Network from the Secondary Trunk Exchange to the Tertiary Trunk Exchange.

     (q) "OTHER OPERATORS" means any telecommunication operators other than TELKOM and MOBISEL, whose telecommunication networks are interconnected with the TELKOM Network.

     (r) "PROPERTY DIVISION" means the Telkom unit which manages the property and support [text missing]

     (s) "REGIONAL DIVISION" means the Telkom unit for regional telecommunication services which manages the Telkom Network from the terminal side up to the Primary Trunk Exchange, whether operated by the KSO (Joint Operation) or non KSO.

     (t)  "TELKOM EXCHANGE" means any exchange in the Telkom Network.

     (u) "TELKOM NETWORK" means the PSTN (Public Switch Telephone Network) fixed telephone network operated by Telkom in Indonesia.

     (v)  "TELKOM SUBSCRIBERS" means any of the following:

          (i) any users of telecommunication services who make a connection which originates in the Telkom Network; or

          (ii) any Other Operator which uses the Telkom Network as a transit network in order to access the Mobisel Network.

     (w) "TRUNK EXCHANGE" means every "PRIMARY TRUNK EXCHANGE", "SECONDARY TRUNK EXCHANGE" or "TERTIARY TRUNK EXCHANGE" which functions as a telephone exchange for long distance connections which are more fully explained in the NFTP.

                                   ARTICLE 2

                        STRUCTURE OF AGREEMENT DOCUMENT

(1)  This Agreement consists of the following documents:

     (a)  Main Agreement;

     (b)  Appendix I - Interconnection Configuration Points and Capacities;

     (c)  Appendix II - Operation and Maintenance of Interconnection Equipment

     (d)  Appendix III - Other Facilities and Services;

     (e)  Appendix IV - Joint Services;

     (f)  Appendix V - Financial Settlement;

     (g)  Enclosure 1 - Interconnection Points and Forecasts;

     (h)  Enclosure 2 - Access Code, Numbering, Signalling and Point of
          Charging;

     (i)  Enclosure 3 - Contents of the Call Recording Data, and

     (j)  Enclosure 4 - List of Interconnection Rates.

(2) The Appendices and Enclosures of this Agreement form an integral part hereof, without which the parties would not have entered into the Agreement.

(3) This Agreement contains the entire understanding between the parties in respect of the Interconnection between the Telkom Network and the Mobisel Network and all previous correspondence, memoranda, minutes of meetings, offers, enquiries, leaflets, brochures and other documents exchanged between the parties prior to the date of this Agreement shall be cancelled or superseded by this Agreement, unless otherwise agreed.

(4) In the event of any discrepancy, inconsistency or contradiction between or among any provisions of this Agreement, the provisions contained herein shall have the following priority:

     (a)  Main Agreement;

     (b)  Appendices;

     (c)  Enclosures.


                                   ARTICLE 3
                              SCOPE OF AGREEMENT

(1) TELKOM and MOBISEL recognize and acknowledge that it is in the interest of both parties, as well as in the interest of the customers of telecommunication services, for efficient Interconnection to be effected between the Telkom Network and the Mobisel Network in accordance with traffic demand.

(2) TELKOM and MOBISEL hereby agree to interconnect the Telkom Network and the Mobisel Network at any point requested by Mobisel as long as such Interconnection is technically possible, and to configure the interconnections pursuant to the provisions contained in this Agreement, specifically Articles 6 and 7.

(3) This Agreement defines the technical and commercial principles to be applied to the Interconnection between the Telkom Network and the Mobisel Network.

(4) The parties agree that all of the terms and conditions of this Agreement shall be subject to the governing principle of fairness and non-discrimination in all matters related to Interconnection.

                                   ARTICLE 4
                              GENERAL CONDITIONS

(1) In the implementation of this Agreement, TELKOM and MOBISEL shall be obligated to adhere to all prevailing laws and regulations, including but not limited to the following regulations:

     (a)  Law Number 3 of 1989 on Telecommunication;

     (b)  Government Regulation Number 8 of 1993 on Telecommunication Operation;

     (c)  Decree of the Minister Number KM.75/PT.102/MPPT-93 on
          Telecommunication Network Interconnection between Telecommunication Service Operators;

     (d) Decree of the Minister Number KM.108/PR.301/MPPT-94 on the Rate of Telecommunication Network Interconnection Between Telecommunication Service Operators;

     (e) Decree of the Minister Number KM.13/1995 on the Amendment of Decree of the Minister Number KM.108/PR.301/MPPT-94 on the Rate of Telecommunication Network Interconnection Between Telecommunication Service Operators.

     (f) The NFTP, including all possible revisions and amendments approved by the Director General.

(2) The obligations to adhere to the prevailing laws and regulations as stipulated in the preceding paragraph (1) shall be subject to any amendments, modifications or revocations of such laws and regulations.

                                  CHAPTER II
                              SPECIAL CONDITIONS

                                   PART ONE
                           TECHNICAL INTERCONNECTION

                                   ARTICLE 5
                       LOCATION OF INTERCONNECTION POINT

The technical Interconnection Point between the Telkom Network and the Mobisel Network is at the Digital Distribution Frame (DDF) of the Secondary Trunk and/or Tertiary Trunk Exchange, where the Interconnection occurs.

                                   ARTICLE 6
                 INTERCONNECTION POINTS AND TRAFFIC ESTIMATES

(1)  MOBISEL is exclusively responsible for:

     (i)  the design, construction and operation of the Mobisel Network and

     (ii) the forecasts of the number of Mobisel Subscribers and telecommunication traffic forecasts.

(2) The list of existing Interconnection Points, configuration and the capacities in respect thereof at the date of the signing of this Agreement is set forth in APPENDIX I.

(3) The forecasted requirements for Interconnection Points, Interconnection Traffic and estimated cut-over or Interconnection dates in respect thereof are set forth in ENCLOSURE 1.

(4) MOBISEL shall furnish to TELKOM every three (3) months beginning on 30 May 1996 an updated list of estimated Interconnection Requirements for the following three (3) year period.

(5) Not later than 3 (three) months before the cut-over date, the parties shall decide upon the final dimensioning in the Consultation Forum. Such dimensioning figures shall become Confirmed Interconnections and be binding between the parties.

(6) Both parties agree to Interconnect the Telkom Network to the Mobisel Network pursuant to any Confirmed Interconnections with three (3) months of confirmation thereof, provided such Interconnection Requirements were included in the previous quarterly forecast at least three (3) months prior to the confirmation.

(7) Both parties agree to interconnect the Telkom Network to the Mobisel Network pursuant to the confirmed Interconnection Requirements within five
     (5) months of confirmation thereof, in the event such Interconnection Requirements were not included in the previous forecast.

                                   ARTICLE 7
           TECHNICAL SPECIFICATION AND INTERCONNECTION DIMENSIONING

(1) TELKOM shall calculate the number of circuits, signalling requirements and other technical specifications required for each Confirmed Interconnection in accordance with the confirmed Interconnection Requirements. Such calculation shall satisfy a maximum Grade of Service ("GOS") of one percent (1%). Such information shall be furnished to Mobisel no later than three
     (3) months prior to the cut-over or Interconnection date as set forth in the list of Confirmed Interconnections.

(2) TELKOM and MOBISEL shall continuously monitor the GOS and the measured traffic in their respective outgoing traffic routes and furnish such information to each other at regular intervals, but no less than once every three (3) months.

(3) TELKOM and MOBISEL shall notify each other in writing from time to time but no less than once every six (6) months of their respective estimates for the distribution of outgoing telecommunications traffic of each Interconnection point, if possible, with the area codes for each region, or as otherwise agreed. In this way the parties may efficiently plan their respective internal routing arrangements and other parameters.

                                   ARTICLE 8
                      SUPPLY OF INTERCONNECTION EQUIPMENT

(1) Any Interconnection equipment required at the exchange side of any Interconnection Point at a Telkom Exchange shall be provided and paid for by TELKOM.

(2) Any interconnection and transmission equipment required at the transmission side of the Interconnection Point at a Telkom Exchange shall be provided and paid for by MOBISEL.

(3) So far as technically available, TELKOM shall provide the space, air conditioning and secured DC electrical power for any necessary interconnection and transmission equipment provided by MOBISEL which must be installed at a Telkom Exchange, and MOBISEL is obliged to pay fees in connection with the above facilities in accordance with the prevailing rates.

(4) For the use of the facilities as provided in paragraph 3 above, a separate agreement will be entered with the relevant division.

                                   ARTICLE 9
                                    MISSING

                                  ARTICLE 10
                    MINIMUM INTERCONNECTION WITH FUNCTIONS

(1) All Interconnections shall comply with the terms of the NFTP and shall as a minimum requirement serve the following types of calls:

     (a) Operator assisted and automatic (direct dial) domestic and international direct end to end Interconnections Calls;

     (b) Operator assisted and automatic (direct dial) domestic and international transit (via telecommunication networks of Other Operators) end to end Interconnection Calls.

(2) The Interconnection may also serve Interconnection Calls other those described in the preceding paragraph (1) above, but only to the extent such other Interconnection Calls are technically possible, financially viable and reasonably proposed by either party.

(3) Each Interconnection shall be engineered so that sufficient call recording data is available for each of the parties to reasonably calculate any and all Interconnection fees due in respect of any Interconnection Call related thereto. The parties agree to furnish each other on a timely basis with all call recording and other data reasonably required to determine the Interconnection fees due to each party in respect of any Interconnection Call. The initial required call recording data is listed in ENCLOSURE 3.

(4) In case either party is unable to provide the detailed call record data as described in paragraph 3 above, the other party's recordings shall be deemed sufficient basis for the settlement of interconnection charges.

                                   PART TWO
                           OPERATION AND MAINTENANCE

                                  ARTICLE 11
            OPERATION AND MAINTENANCE OF INTERCONNECTION EQUIPMENT

(1) MOBISEL is responsible for the operation and maintenance of all Interconnection and transmission equipment provided and paid for by MOBISEL.

(2) TELKOM is responsible for the operation and maintenance of all Interconnection equipment provided and paid for by TELKOM.

(3) Each party undertakes to coordinate with the other in order to improve the quality of Interconnection by performing their respective operation and maintenance duties described in the preceding paragraph (1) and (2) with due care.

(4) TELKOM shall provide 24 hour access for MOBISEL's selected operation and maintenance staff to any premises which contain any Interconnection equipment owned, provided for by MOBISEL.

                                  ARTICLE 12
                      MODIFICATION OF SYSTEMS/SUB-SYSTEMS

(1) Each party agrees to avoid or minimize (to the extent reasonable under the circumstances) any modifications or alterations or any telecommunication system or subsystem in its network which would necessitate a modification or alteration to the network system or subsystem of the other party (such modification or alteration of the first party hereinafter referred to as a "MODIFICATION"). It is however, understood by the parties, that certain Modifications may become necessary or desirable for technical reasons.

(2) In the event one party determines that a Modification is required, such party shall inform the other party in writing without delay, and in any case no less than three (3) months prior to the date such Modification is scheduled to be implemented or becomes unavoidable. The Modification and the corresponding implementation schedule and incurred costs shall be amicably discussed and resolved in the Consultation Forum.

(3) Each party agrees not to unreasonably withhold consent to any reasonable Modification proposed by the other party.

(4) Adding of additional Interconnection Points or increasing the capacity of any existing Interconnection Points shall not be considered to be Modification under this Article.

                                  ARTICLE 13
                       OTHER FACILITIES AND/OR SERVICES

(1) TELKOM agrees to make available to MOBISEL the facilities and services included in APPENDIX III, at the same fees at which they are offered to other operators.

(2) Each such use of facilities and/or services shall be documented by a separate agreement between the parties (and in the case of TELKOM, as applicable, also with the approval/signature of the relevant Regional Division, Network Division or Property Division).

(3) In case either Party owns or acquires any property related to its respective network, to which the only access road is a road owned and/or controlled by the other Party, the other Party shall allow first Party to use such access road in respect thereof, for the purpose of undertaking any construction, operation and maintenance to its network.

                                  PART THREE
                                    SERVICE

                                  ARTICLE 14
                                JOINT SERVICES

(1) For the purpose of improving the telecommunication service for the Subscribers of Telkom and the Subscribers of Mobisel. MOBISEL is hereby entitled to use the following telecommunication number services of TELKOM:

     (a)  Operator-assisted connections to the Mobisel Network;

     (b)  Information services for subscribers;

     (c) Emergency telephone services related to calling the fire brigade, police, ambulance, SAR, etc.

     (d)  Joint telephone directory services.

(2) More detailed provisions regarding the availability of joint services between TELKOM and MOBISEL and set forth in APPENDIX IV.

                                   PART FOUR
                                    FINANCE

                                  ARTICLE 15
                             INTERCONNECTION RATE

(1) Interconnection fees shall be charged by the parties at the Interconnection rates specified in Article 5 of the Decree of the Minister Number KM.108/PR.301/MPPT-94 on Interconnection Rate of Telecommunication Network Between Telecommunication Service Operators.

(2) The list of current Interconnection Rates specified in the preceding paragraph (1) is set forth for information only in ENCLOSURE 4.

                                  ARTICLE 16
                             FINANCIAL SETTLEMENT

(1) The terms and conditions regarding financial settlement between the parties, including but not limited to, financial calculation, transfer payment, settlement of overdue amounts, rate of reimbursement for use of facilities and services, restitution and other conditions on finance are specified in APPENDIX V.

(2) The compensation for TELKOM's use of Mobisel's facilities shall be settled in a separate agreement.

                                  ARTICLE 17
                                 TAX AND DUTY

All taxes and duties due in respect of any payment of Interconnection fees or other amounts hereunder from one party to the other party shall be the responsibility of and charged to the respective parties pursuant to the prevailing tax laws and regulations in the Republic of Indonesia.

                                  ARTICLE 18
               MOBISEL BILLING AND COLLECTION COMMENCEMENT DATE

(1) The process of billing to and payment collection from the Mobisel Subscribers shall commence with respect to all Interconnection Calls on or after February 20, 1996 shall be the full responsibility of MOBISEL.

(2) Upon the written request of MOBISEL, TELKOM agrees to perform the billing and payment collection services described in the preceding paragraph (1). In consideration for performing such services MOBISEL agrees to reimburse TELKOM for the expenses as set forth in a separate agreement.

(3) In the event that TELKOM performs the billing and collection services pursuant to the preceding paragraph (2) above, such activities will follow the procedures pursuant to prevailing TELKOM regulations.

                                  ARTICLE 19
                             ACCESS TO INFORMATION

In case of any significant discrepancy between the call data recording of either party and the actual interconnection fees received or claimed by the other party, either party has the right to request and promptly receive such supporting data from the other party, which are directly relevant to the settlement of such issues.

                                   PART FIVE
                           TREATMENT ON INFORMATION

                                  ARTICLE 20
                                CONFIDENTIALITY

(1) Each party must keep confidential all Confidential Information of the other party which:

     (a) is disclosed, communicated or delivered to it by a party pursuant to this Agreement, or

     (b) comes to its knowledge or into its possession in connection with this Agreement.

     and must not:

     (c) use or copy such Confidential Information except for the purposes of this Agreement or as required by the Minister; or

     (d) disclose or communicate, cause to be disclosed or communicated or otherwise make available such Confidential Information to any third person other than its commissioners, directors, officers, employees, agents, contractors or representatives to whom disclosure is necessary for the purposes of this Agreement.

(2) Each party must establish and observe procedures adequate to protect the Confidential Information of the other party, and, without limiting the generality of the foregoing, must ensure that each of its commissioners, directors, employees, agents and representatives to whom such Confidential Information is disclosed for the purposes of this Agreement is subject to and maintains the confidentiality obligations contained herein.

(3) Except as otherwise provided in this Agreement, a party (the "DISCLOSING PARTY") may only disclose the Confidential Information of the other party as agreed between the parties or in accordance with a lawful and binding directive issued by the Minister or other authorized authority; provided that in each case the Disclosing Party:

     (a) has notified the other party that it is required to disclose the Confidential Information so that the other party has an opportunity to protect the confidentiality of its Confidential Information; and

     (b) provides the other party with a copy of the Confidential Information of that other party so disclosed.

                                 CHAPTER III
                               OTHER CONDITIONS

                                  ARTICLE 21
                              AGREEMENT VALIDITY

(1) This Agreement shall be deemed to take effect as of February 20, 1996; provided, however, that:

     (a) Interconnection fees shall be charged by the parties of the billing month of April 1996 (or Interconnection Calls as of February 20,
          1996);

     (b) transfer of operational assets from the TELKOM Network to MOBISEL shall be deemed to take effect as of February 20, 1996;

(2) This Agreement is and shall remain legally binding, valid and enforceable against the parties until such time as the telecommunication operating licenses in respect of MOBISEL or TELKOM or of their successors and permitted assigns are no longer valid.

                                  ARTICLE 22
                                 FORCE MAJEURE

(1) Neither party is liable for any delay or default in the performance of its obligations under this Agreement caused by circumstances beyond its control and without any fault or negligence on the part of that party, including but not restricted to acts of God and other natural disasters, acts of war or sabotage, fire, epidemics, public strikes, riots, insurrections, civil commotion, earthquakes or other cause(s) beyond the party's control ("FORCE MAJEURE").

(2)  Upon the occurrence of a Force Majeure:

     (i) a party whose obligations under this Agreement is directly affected by the Force Majeure is relieved from its obligations under this Agreement (except any obligation to pay money) to the extent and for so long as such Force Majeure affects the party's performance of such obligations and

     (ii) such affected party shall immediately notify the other party of the details of such Force Majeure and as soon as practical thereafter submit a statement from the competent government agency confirming the occurrence of such Force Majeure. The affected party must resume the performance of any of its obligations immediately after the Force Majeure ceases to affect the performance of any of its obligation. Other obligations under this Agreement which are not affected by such Force Majeure must be performed.

(3) Any party unable to perform any of its obligations as a result of a Force Majeure shall not be relieved of such obligations if all of the requirements of the preceding paragraph (2) are not satisfied.

(4) If the Force Majeure continues for a period in excess of fourteen (14) days, the parties shall convene a meeting of the Consultation Forum to discuss in good faith a mutually satisfactorily resolution to the problem.

(5) All losses and expenses suffered by each party resulting from the occurrence of and event of Force Majeure shall be borne by and be the responsibility of the party concerned.

                                  ARTICLE 23
                           TERMINATION OF AGREEMENT

(1) This Agreement may be terminated at any time subject to the express written approval of both parties or their respective successors and permitted assigns.

(2) The Parties acknowledge, that the operation of the Mobisel Network is dependent on the Interconnection to the Telkom Network, and that the operation of the Telkom Network is not dependent on the Interconnection to the Mobisel Network. Accordingly, TELKOM agrees not to terminate or cause this Agreement to terminate or materially breach any of its obligations hereunder under any circumstances as long as the Mobisel Network is in operation under any name and by any owner, as long as it is in accordance with the provisions in Article 25.

(3) MOBISEL or its successors are entitled to terminate this Agreement upon notice to Telkom in the event that the status of TELKOM as the organizing body for domestic telecommunication is cancelled or revoked by the government or is otherwise terminated.

(4) In case of the bankruptcy of either party, the other party may terminate this Agreement.

(5) The parties hereby waive the provisions of Article 1266 of the Indonesian Civil Code, to the extent judicial approval is required prior to any termination of the Agreement.

                                  ARTICLE 24
                                  AMENDMENTS

(1) Any amendments, modifications or changes to this Agreement and/or its Appendices shall only be valid and binding between the parties, if such amendments, modifications or changes are stipulated in writing and signed by duly authorized representatives of each party.

(2) If any amendment, modification, change or new directive is promulgated to any prevailing laws or regulations in Indonesia which affects the rights or obligations of any of the parties under this Agreement, the parties agree to negotiate in good faith to make the necessary or appropriate amendments to this Agreement in the form of an amendment or addendum to ensure consistency between the Agreement and such prevailing laws and regulations.

(3) The obligation to negotiate set out in the preceding paragraph (2) commences promptly after delivery of a notice from one party to the other party setting out in reasonable detail the desired amendments.

(4) Amendments to the Enclosures can be undertaken at any time by the Consultation Forum, pursuant to the provisions contained in Article 32, and only requires the signatures of the appointed contact persons defined in
     Article 34.

                                  ARTICLE 25
                                  ASSIGNMENT

This Agreement may not be assigned by either party without the express written consent of the other party, which consent shall not be unreasonably withheld. All rights and obligations under this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each party.

                                  ARTICLE 26
                              WAIVER AND RELEASE

(1) The failure of either party at any time to enforce any of the provisions of this Agreement or any right under this Agreement, will in no way be construed to be a waiver of the provisions, rights or in any way affect the validity of this Agreement. The failure of any party to exercise any rights under the terms and conditions of this Agreement shall not preclude or prejudice the exercising of the same or any other right under this Agreement.

(2) Any claim, allegation or legal proceeding regarding the non-performance or breach by any party of any obligation under this Agreement shall not release either party from the due performance of its obligations under this Agreement.

                                  ARTICLE 27
                                 SEVERABILITY

(1) If any provision or any portion of a provision of this Agreement is held invalid or unenforceable, the remainder of the Agreement shall not be affected, and the remaining terms will continue in effect and be binding on the parties, provided that such holding of invalidity or unenforceability does not materially affect the essence of the Agreement.

(2) In the event that any provisions contained herein are declared invalid or unenforceable pursuant to the preceding paragraph (1) above, both parties agree to cancel such provisions in writing without delay so that they are officially stated to be invalid and unenforceable.

                                  ARTICLE 28
                                   LIABILITY

(1) Any act, omission or breach by a party which directly causes damage to the other party's equipment or property or causes loss to the other party shall become the responsibility of the party who caused such damage or loss.

(2) Except as provided in paragraph (4) below, the liability of each party hereunder shall be limited as follows:

     (a) in respect of damage to property or equipment, limited to the value of the damaged property or equipment.

     (b) In respect of any breach of any term of this Agreement (except Article 23(2)) which causes loss to the other party, limited to Rp.10,000,000,000 (ten billion Rupiah) which amount shall be subject to adjustment from time to time by an amendment of this Agreement.

(3) Except as provided in paragraph (4) below, the parties shall not be liable for any indirect or consequential damage or loss of any nature, including but not limited to any loss of profit or loss of business, caused tot he other party.

(4) The limitations and exclusions set out in paragraphs (1), (2), and (3) above shall not apply to:

     (a)  any breach of Article 23 (2) of this Agreement;

     (b) personal injury, including death caused by the negligence of any party;

     (c) any damage caused by the willful misconduct or gross negligence of a party.

                                  ARTICLE 29
                        RESPONSIBILITIES TO SUBSCRIBERS

No event related to this Agreement shall cause any party to be liable for the losses suffered and/or claimed by the subscribers of the other party.

                                  ARTICLE 30
                                 3 YEAR REVIEW

The parties agree to review the terms and conditions of this Agreement every three (3) years in order to amend the Agreement if necessary to maintain the governing principles hereunder of fairness and non-discrimination between the parties in respect of all issues related to interconnection.

                                  ARTICLE 31
                                    NOTICES

(1) A notice, approval, consent or other communication given in connection with this Agreement:

     (i)    must be given by an authorized representative of the relevant party;

     (ii)   must be in writing; and

     (iii) must be left at the address of the addressee party which is specified below or sent by courier to the address of the addressee party specified below or sent by facsimile with a confirmation copy sent by registered mail to the address and facsimile number of the addressee party specified below or if the addressee party notifies the other party of a new address or facsimile number then to such new address or facsimile number.

                        For TELKOM:

                        PT. (PERSERO) TELEKOMUNIKASI
                        INDONESIA
                        Jalan Cisanggarung No. 2
                        Attn:  Direktur Utama
                        Tel:  (62-022) 436100
                        Fax:  (62-022) 5209831

                        For MOBISEL:
                        PT. MOBILE SELULAR INDONESIA
                        Mashill Tower, 23rd Floor
                        Jalan Jenderal Sudirman, Kav. 25
                        Jakarta 12920, Indonesia
                        Attn:  President Director
                        Tel:  (62-021) 526-7944
                        Fax:  (62-021) 526-7945

(2) Unless a later time is specified therein, a notice, approval, consent or other communication takes effect at the earlier of the time it is received and the time it is deemed to be received.

(3) A couriered letter is deemed to be received on the third (3rd) business day after posting if couriered between places inside Indonesia and on the fifth
     (5th) business day if couriered between places inside and outside
     Indonesia.

(4) A facsimile is deemed to be received in the absence of any indication that the facsimile transmission was distorted or garbled, on both verbal confirmation by telephone and production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified pursuant to this Article.

                                  ARTICLE 32
                              CONSULTATION FORUM

(1) TELKOM and MOBISEL agree to establish a Consultation Forum, consisting of three (3) members from each party. The representatives of each of the parties defined in Article 34 shall automatically be members of the Consultation Forum appointed by each such party.

(2) The function of the Consultation Forum shall be: (i) to resolve operational problems related to this Agreement, (ii) to resolve matters not addressed or not sufficiently and specifically regulated under this Agreement and (iii) to update the Enclosures.

(3)  The quorum for a meeting of the Consultation Forum shall be at least four
     (4) members comprising at least two (2) members appointed by TELKOM and two
     (2) members appointed by MOBISEL. Any member may convene a meeting by giving at least four (4) full business days prior notice to the other party with details for the agenda of the meeting. Such notice of meetings may be waived with the approval of all of the members. Members will be able to grant proxies to existing members to act and vote on their behalf. If a proposed meeting is not validly constituted as required by this paragraph, or if a quorum is not maintained throughout the meeting or if a deadlock situation exists, then another meeting must be called and held not later than four (4) full business days after the date of the aborted meeting, at which the same matters shall be discussed. If no quorum is present at the second meeting or if a deadlock exists for two consecutive meetings, the matters raised at the meeting shall be referred to Arbitration for resolution.

(4) At any meeting, each member is entitled to cast one (1) vote for himself and one (1) vote for each member's proxy that he/she holds. A resolution of the Consultation Forum is regarded to have been adopted, if it is approved by a majority of the members present at that meeting, provided such majority consists of at least two (2) members appointed by each party. If equal numbers of votes are cast at any meeting, the motion is doomed to have been defeated, but will constitute a deadlock if the same matter is defeated in such manner in two (2) consecutive meetings.

(5) All costs arising from the establishment of the Consultation Forum or the convening of any meetings shall be borne by each party for the expenses of its own members.

(6) Enclosures containing forecasts and other non-binding information may be amended by the agreement of the two (2) representatives of the parties described in Article 34, without the need to convene a Consultation Forum meeting.

(7) Modifications of Enclosures containing commercially binding data shall be approved by a meeting of the Consultation Forum, and be signed by two members from each party.

(8) Any proposed amendments, modifications or changes to the Contract or its Appendices shall be prepared by the Consultation Forum, and be referred to the parties for approval. All such amendments, modifications and changes shall be reduced to writing in the form of Amendments or Supplementary Agreements, as applicable, and will be signed in accordance with the provisions of Article 24.

                                  ARTICLE 33
                            SETTLEMENT OF DISPUTES

(1) Any disputes, controversies or conflicts arising in connection with the contents, interpretation or implementation of this Agreement shall so far as possible be settled amicably by the parties pursuant to the Consultation Forum procedures set forth in Article 32 or otherwise.

(2) If the parties have failed to reach an amicable settlement through the Consultation Forum mechanism, any and all disputes, controversies and conflicts arising out of or in connection with this Agreement or its performance (including the validity of this Agreement) shall be settled by arbitration by a three (3) member Board of Arbitration which will hold its sessions Jakarta under the Arbitration Rules of the International Chamber of Commerce (the "RULES"). The Board of Arbitration shall render its decision(s) in the Indonesian language.

(3) The members of the Board of Arbitration shall be appointed in accordance with the procedures set out in the Rules.

(4) The arbitral award made and granted by the arbitors shall be final, binding and incontestable and may be used as a basis for judgment thereon in Indonesia or elsewhere. All costs of arbitration shall be shared equally between the parties to the arbitration; however, each party shall bear the expense of its own counsel, experts, witnesses, preparation of documents and presentations.

(5)  The parties expressly agree to waive the following Indonesian laws:
     Section 641 of the Reglement op de Rechtsvordering ("R.V.") and Articles 15 and 108 of Law No. 1 of 1950 (Supreme Court Rules) so that there will be no appeal to any court or other authority from the decision of the arbitors. The arbitors shall be bound by strict rules of law in making their decision and shall not be entitled to render a decision ex aequo et bono.

(6) Neither party shall be entitled to commence or maintain any action in a court of law upon any matter in dispute arising from or in relation to this Agreement except for the enforcement of the arbitral award granted pursuant to this Article.

(7) During the period of submission to arbitration and thereafter until the granting of the arbitral award, the parties shall, except in the event of termination, continue to perform all of their obligations under this Agreement without prejudice to a final adjustment in accordance with the arbitral award.

(8) The parties hereby waive Section 652 (2) of the R.V. so that the mandate of a Board of Arbitration duly constituted in accordance with the terms of this Agreement shall remain in effect until a final arbitration award has been issued by the Board of Arbitration.

(9) Neither party nor the members of the Board of Arbitration may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of the other party.

(10) The provisions contained in this Article shall survive the termination or expiration of this Agreement.

                                  ARTICLE 34
                         REPRESENTATIVE OF THE PARTIES

For the purpose of facilitating the implementation of this Agreement, each of TELKOM and MOBISEL agree to appoint one representative to act as a "contact person". The names of such persons shall be notified in writing by each party to the other party promptly hereafter.

                                  ARTICLE 35
                        INTERCONNECTION DATA CLEARANCE

(1) TELKOM may provide Interconnection Data clearing services between the Other Operators to MOBISEL.

(2) The utilization of the Clearing Services provided in paragraph 1 above, MOBISEL will be subject to clearing fees which will be decided upon agreement of the parties.

                                  CHAPTER IV
                              CLOSING CONDITIONS

                                  ARTICLE 36
                                 MISCELLANEOUS

(1) This Agreement is drawn up and signed in both the English and the Indonesia languages. Both versions shall be legally binding on the parties, however to the extent any discrepancy or contradiction exists between the English and Indonesia versions of this Agreement, the Indonesia version shall prevail.

(2) This Agreement is subject to, governed by and is construed under the laws of the Republic of Indonesia.

(3) This Agreement is drawn up in two (2) identical original execution copies each of which, shall be legally binding and enforceable upon signing by both parties.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to sign this Agreement as of the day and year first written above.

                                  PT. MOBILE SELULAR INDONESIA



                                  ------------------------------
                                  T. SALADIN
                                  Director



                                  PT. (PERSERO) TELEKOMUNIKASI
                                  INDONESIA



                                  ------------------------------
                                  DADAD KUSTIWA
                                  Director for Operations

                                                                      APPENDIX I

               CONFIGURATION POINT AND INTERCONNECTION CAPACITY

1.    INTERCONNECTION CONFIGURATION

Present Interconnection Configuration, together network of MOBISEL and network of TELKOM (PSTN) are as described in Picture 1:

              MOBISEL                  TELKOM

                                      --------
                                      | DDF  | Jakarta
            Jakarta MTX               |      | Trunk 2
                                      --------

            ------------              --------
            |          |              | DDF  | Jakarta
            ------------              |      | Trunk 2
                                      --------

                                      --------
                                      | DDF  | Jakarta
                                      |      | Trunk 2
                                      --------

All connections use Signaling R2 Indonesia (SMI-C)

2.   INTERCONNECTION POINT AND CAPACITY

Interconnection capacity on the points of interconnection in point 1 above is described in Table 2 below:


--------------------------------------------------------------------------
Mobisel exchange    Telkom Jakarta     Telkom Jakarta     Telkom Bandung
                        Trunk 2            Trunk 3             Trunk
--------------------------------------------------------------------------
                     Out       In        Out       In       Out      In
--------------------------------------------------------------------------
Erlangs               *         *         *         *        *        *
--------------------------------------------------------------------------

Circuits 2 Mbit/s     *         *         *         *        *        *
(Voice Circuits)      *         *         *         *        *        *
--------------------------------------------------------------------------

*Confidential portion has been omitted and filed separately with the Commission.

                                                                     APPENDIX II

THE OPERATION AND MAINTENANCE OF INTERCONNECTION EQUIPMENT

TELKOM and MOBISEL will operate and maintain their own interconnection equipment by following principles:

1.   TRAFFIC MONITORING

Traffic must be continuously monitored by both parties. The congestion in the interconnection route must not exceed the value of 1%. The results of the traffic monitoring are regularly reported from one party to the other party. Both parties conduct weekly measurement against the offered traffic, congested traffic and rerouted traffic on each route at least during peak/busy hours and continuously monitor traffic between the two networks.

2.   TRAFFIC OVERFLOW CONTROL

Both parties control traffic overflows to be able to reach the value of GOS that is set for each case including trouble/error in a system of signal and equipment.

3.   RECORD ON TROUBLE AND MAINTENANCE

Both parties record each trouble, maintenance/repair work as well as installation work that involves interconnection equipment. One party has to be given information on all preparation and maintenance and/or installation work one week before work is to be started. Each trouble and repair period estimation has to be promptly informed to the other party by fax after a trouble appears or is found. When one party's trouble is found by the other party, then response against the trouble information and the repair time has to be promptly sent by fax.

4.   REPAIR TIME/PERIOD AGAINST TROUBLE

Each trouble that affects has to be repaired within 2 (two) hours (during the day) and within 4 (four) hours (during the night). Control or rerouting traffic uses an automatic means for each case of trouble.

                                                                    APPENDIX III

FACILITY AND OTHER SERVICES

As an addition to the interconnection services, TELKOM offers MOBISEL facility and services as follows:

1.   Line Lease

2.   Integrated Management System

3.   SISPO

4.   Electric connection

5.   Land lease

6.   Air, water and land conditioning

7.   Space

8.   Tower space for antennae erection

9.   Fiber optic capacity

                                                                     APPENDIX IV

                                  CO-SERVICE

TELKOM and MOBISEL have agreed to cooperate in services (as long as technique and services are available) which include:

1. Services in time information and interlocal information (103 and 108). TELKOM can provide services in time information and interlocal information through operators using numbers 103 and 108 for MOBISEL's clients.

2.   Customer Information Service (108)

     (a) TELKOM can provide information on local telephone number MOBISEL's customers through local number information of 108

     (b) What is meant in Clause (1) above is that MOBISEL is obliged to provide TELKOM with complete and accurate data of its customers.

     (c) When telephone number information services of MOBISEL's customers are attended or served by MOBISEL, then MOBISEL must use TELKOM's information numbers, using guidelines on valid National FTP.

3.   Telephone Directory Book

     (a) MOBISEL's customers' telephone numbers can be inserted or combined in TELKOM's Telephone Directory Book with the permission from TELKOM.

     (b) Further arrangement on telephone number merge in the Telephone Directory Book, as what Clause (1) means, will be regulated in a separate agreement.

                                                                      APPENDIX V

1.   COSTS OF INTERCONNECTION

Costs of interconnection are costs that arise as a result of connection of TELKOM's and MOBISEL's telecommunication network.

2.   SOURCE OF INTERCONNECTION CALCULATION DATA

THIS IS HIDDEN TEXT, DO NOT DELETE

     A. The basis of interconnection cost calculation is traffic data on incoming conversation that can identify the number of calls, sources, duration of conversation and conversation time.

     B. In accordance with point 2.1 above, each party, TELKOM and MOBISEL, is obliged to provide the traffic data, which arise from each party respectively in accordance with the period or duration that has been set.

     C. When one party, due to technical reason, cannot provide the traffic data, then the party may use data from the other party (outgoing calls and incoming calls and vice versa).

     D. Both TELKOM and MOBISEL are obliged to keep and maintain data needed for the arrangement of Financial Calculation Note as mentioned in points 2.1 and 2.2 above.

     E. When needed, either TELKOM or MOBISEL can co-examine on financial collection data to check the accuracy of the data with the calculation of the interconnection costs.

3.   DATA PERIOD

The data period for the calculation of interconnection costs is the traffic period in the calendar month.

4.   INTERCONNECTION DATA DELIVERY

Each month, the 15th at the latest on the following month (x+1), each party - TELKOM and MOBISEL - has to provide data on interconnection costs, the rights of each party as a basis for the Financial Calculation Note (NPK).

5.   RESTITUTION AND ARREARS

Income restitution on interconnection costs, that each party pays to its respective customers, and uncollected/unclaimed receivable are the responsibility of each party.

6.    FINANCIAL CALCULATION

THIS IS HIDDEN TEXT, DO NOT DELETE
THIS IS HIDDEN TEXT, DO NOT DELETE
THIS IS HIDDEN TEXT, DO NOT DELETE
THIS IS HIDDEN TEXT, DO NOT DELETE
THIS IS HIDDEN TEXT, DO NOT DELETE

     A. Each party can settle the transfer of interconnection costs in MOBISEL headquarters and DIVRE TELKOM on the 15th on the following month (x+2) at the latest, after taking account of rights and liabilities of each party according to interconnection conversation data.

     B. Transfer delay, as described in point 6.1, will result in fines amounting to an average interest of State-owned Bank for the mentioned period from the amount that has to be claimed/collected.

     C. When TELKOM claims receipts of STBS-MOBISEL services, then a transfer to MOBISEL is carried out after calculating the costs of interconnection fifteen days, at the latest, after a period of claim has ended.

     D. In that case, in accordance with point 6.3 above, then the billing process, existing date to update the master file of MOBISEL's customers and conversation transaction (outgoing and incoming) are the responsibility of MOBISEL.

     E. When TELKOM makes a financial claim, it is obliged to make claims for the period of 3 months and conveys information on the claims and data on arrears, including actual receipts, to MOBISEL 7 (seven) days, at the latest, after the period of claim has ended.

     F. To make sure the accuracy of each party's liabilities, a reconciliation is carried out every three months (quarterly), according to each party's traffic data.

     G. According to the results of reconciliation in point 6.6 above, an excess and insufficiency in transfers from one of the parties has to be resolved by the related party in the period of transfer in the following month.

     H. Copies of the Value Added Tax (PPn) on TELKOM's rights from MOBISEL will be presented to TELKOM every month.

     I. Interconnection tariffs for special numbers - intelligent network, TUK and WARTEL - will be calculated separately and are different from the regulation on interconnection costs for ordinary numbers.

     J. Free connection or official connection is exempted from income calculation and will be discussed later by both parties.

     K. The cost and tariff of facility replacement if any - by TELKOM and MOBISEL, will be negotiated separately by both parties.

                                                                   INSERTION 1.1

                     INTERCONNECTION POINTS AND ESTIMATION

Interconnection points and estimation, that have now been approved, are described in Table 1 Forecast on additional demand on interconnection points and traffic estimation are described in Table 2, of which its configuration is described in Picture 1.5.

TABLE 1:   INTERCONNECTION POINTS THAT HAVE NOW BEEN APPROVED

DATE:        30 MAY 1996


CITY               CAPACITY/ERL     IN OPERATION       # OF 2 MBIT/S
                      OUT/IN                                 OUT/IN
Jakarta Trunk 2          *           Existing                *
Jakarta Trunk 3                      Existing                *
Bandung                  *           Existing                *
Jakarta Trunk 2          *           31.10.1990              *
Jakarta Trunk 3          *           31.10.1990              *
Randung                  *           31.08.1996              *
Cirebon                  *           31.10.1996              *
Semarang                 *           31.08.1996              *
Solo                     *           31.08.1996              *
Yogyakarta               *           31.08.1996              *
Bandar Lampung           *           31.08.1996              *
Surabaya                 *           31.07.1990              *
Malang                   *           31.08.1996              *
Denpasar                 *           31.08.1996              *
TOTAL                    *                                   *

*Confidential portion has been omitted and filed separately with the Commission.

                                                                   INSERTION 1.2

TABLE 2:   ESTIMATION OF INTERCONNECTION TRAFFIC DEMAND (ERLANG)

DATE:      30.06.1996


CITY              30.11.96   31.12.96   31.1.97    28.2.97    31.3.97    30.4.97    30.4.98    30.4.98
Jakarta                       *                                *                     *          *
Bandung                                             *                     *          *          *
Cirebon                                             *                     *          *          *
Bandar Lampung                                                 *                     *          *
Samarang                                                                             *          *
Solo                                                                      *          *          *
Yoguakarta                                                                *          *          *
Surabaya                                                       *          *          *          *
Malang                                                                    *          *          *
Denpasar                                                       *          *          *          *
Tasikmalaya                                                    *
Madiun                                                         *
Medan                                                                     *                     *
Palembang                                                                 *                     *
Balikpapan                                                     *                                *
Samarinda                                                                            *          *
Padang                                                                               *          *
Manado                                                                               *          *
Ujung Pandang                                                                        *          *
Banjarmasin                                                                          *          *
Batam                                                                                *          *

TOTAL                         *                     *          *          *          *          *

*Confidential portion has been omitted and filed separately with the Commission.

                                                                   INSERTION 1.3

PICTURE 1:   JAKARTA MIX TRUNK

                    [JAKARTA MIX TRUNK CHART APPEARS HERE]

                                                                   INSERTION 1.4

PICTURE 2:   BANDUNG MIX CONFIGURATION

                [BANDUNG MIX CONFIGURATION CHART APPEARS HERE]

                                                                   INSERTION 2.1

               ACCESS CODE, NUMBERING, SIGNALING AND LOAD POINT

1.   ACCESS CODE

The access code to MOBISEL's network is 828 (currently the code access is 82, it is the same with the code access of other cellular operators).

The new access code (828) will be operated in stages, side by side with the current access code, for the period of 3 (three) months as of June 1996.

2.   NUMBERING AND LOAD POINT

Customer's number consists of 6 (six) digits (figures). The first two or three digits shows 'home region' of each customer. The routing to MTX is carried out according to or on the basis of the digits.

Numbering Plan and Load Point are described as in Insertion 2.2.

Numbering will be updated and modified in accordance with numbers that have just been operating.

3.   SIGNALING SYSTEM

MOBISEL's network uses two signaling system. R2 Signaling (Indonesia) and CCS7 (CCITT) signaling.

All signals between TELKOM's network and MOBISEL's network begin with R2 signaling (Indonesia - SMFC) and in stages it will be replaced with CCS7 signaling.

                                                                   INSERTION 2.2

NUMBERING AND LOAD POINT (DATE 30.06.1996)

Serial Number         Area             MTX             Load Point
10XXXX                JAKARTA          JAKARTA         JAKARTA ,021
11XXXX                JAKARTA          JAKARTA         JAKARTA ,021
12XXXX                JAKARTA          JAKARTA         JAKARTA ,021
13XXXX                JAKARTA          JAKARTA         JAKARTA ,021
14XXXX                JAKARTA          JAKARTA         JAKARTA ,021
15XXXX                JAKARTA          JAKARTA         JAKARTA ,021
16XXXX                JAKARTA          JAKARTA         JAKARTA ,021
17XXXX                BOGOR            JAKARTA         BOGOR ,0251
10XXXX                BEKASI           JAKARTA         JAKARTA ,021
20XXXX                BANDUNG          BANDUNG         BANDUNG ,022
21XXXX                BANDUNG          BANDUNG         BANDUNG ,022
27XXXX                SERANG           JAKARTA         SERANG ,0254
50XXXX                KARAWANG         JAKARTA         KARAWANG ,0287
51XXXX                CIREBON          JAKARTA         CIREBON ,0231
52XXXX                KANDANGHAUR      JAKARTA         CIREBON ,0231
52XXXX                CIANJUR          BANDUNG         CIANJUR ,0263
40XXXX                SEMARANG         SEMARANG        SEMARANG ,024
410XXX-414XXX         PEKALONGAN       SEMARANG        PEKALONGAN ,0255
414XXX-419XXX         PEMALANG         SEMARANG        PEMALANG ,0284
420XXX-424XXX         TEGAL            SEMARANG        TEGAL ,0283
425XXX-429XXX         SALATIGA         SEMARANG        SALATIGA ,0298
43XXXX                KUDUS            SEMARANG        KUDUS ,0291
44XXXX                SOLO             SEMARANG        SOLSO ,0271
45XXXX                YOGYAKARTA       SEMARANG        YOGYAKARTA ,0274
30XXXX                SURABAYA         SURABAYA        SURABAYA ,031
32XXXX                SURABAYA         SURABAYA        SURABAYA ,031
34XXXX                SURABAYA         SURABAYA        SURABAYA ,031
36XXXX                SURABAYA         SURABAYA        SURABAYA ,031
710XXX-714XXX         MOJOKERTO        SURABAYA        MOJOKERTO ,0321
715XXX-719XXX         MADIUN           SURABAYA        MADIUN ,0351
72XXXX                KEDIRI           SURABAYA        KEDIRI ,0354
74XXXX                MALANG           SURABAYA        MALANG ,0341
730XXX-734XXX         PROBOLINGGO      SURABAYA        PROBOLINGGO ,0336
736XXX-739XXX         SITUBUNDO        SURABAYA        SITUBUNDO ,0330
766XXX-769XXX         BANYUWANGI       SURABAYA        BANYUWANGI ,0333
54XXXX                DENPASAR         DENPASAR        DENPASAR ,0351
66XXXX                MATARAM          DENPASAR        MATARAM ,0364

                                                                     INSERTION 3

                           CALL RECORDING DATA LOAD

Call Recording data on all interconnection calls must cover items as follows:

a)     duration of paid call
b)     interconnection point
c)     number of customer B (the one that is called)
d)     date and time when a call occurs

The data must be obtained in the form of approved electrical format (diskette) and the data can be chosen, at least according to dates, access codes and load points.

                                                                     INSERTION 4

                        LIST OF INTERCONNECTION TARIFF

Cost of interconnection that currently applies is regulated by the Decree of Minister of Tourism, Post and Telecommunication No. KM.108/PR 301/MPFT-94 dated 28 December 1994, Chapter II, Third Part, Article 5.

                                                                   INSERTION 4.1

                        LIST OF INTERCONNECTION TARIFF

                     (ACCORDING TO KM.108/PR.301/MPFT-94)

-----------------------------------------------------------------------------------------------
                             INTERCONNECTION            PAYMENT
No.    DIRECTION AND TYPE        TARIFF            PAYER    RECEIVER     DESCRIPTION
-----------------------------------------------------------------------------------------------
A      DOMESTIC
-----------------------------------------------------------------------------------------------
1      PSTN TO STBS (local)      *                  PSTN       STBS
2      PSTN TO STBS (SLU)        *                  PSTN       STBS
3      STBS TO PSTN (local)      *                  STBS       PSTN
4      STBS TO PSTN (SLU)                           STBS       PSTN       Cost of pulses - cost
                                                                          of usage outside air
                                                                          time
5      STBS via PSTN to STLR     *                  STBS       PSTN       Part of STLR is
       (local)                                                            regulated and paid
                                                                          by PSTN
6      STBS via PSTN to STLR     *                  STBS       PSTN       as above
       (SLU)
7      STLR via PSTN to STBS     *                  PSTN/STLR  STBS       Parts of STLR and
       (local)                                                            PSTN are regulated
                                                                          separately
8      STLR via PSTN to STBS     *                  PSTN/STLR  STBS       as above
       (SLU)
9      STBS-1 via PSTN to        *                  STBS-1     PSTN and   *
       STBS-2 (local)            *                             STBS-2
10     STBS-1 via PSTN to        *                  STBS-1     PSTN and   *
       STBS-2 (SLU)                                            STBS-2
-----------------------------------------------------------------------------------------------

*Confidential portion has been omitted and filed separately with the Commission.

                                                                   INSERTION 4.2

                        LIST OF INTERCONNECTION TARIFF

                     (ACCORDING TO KM.108/PR.301/MPFT-94)

-----------------------------------------------------------------------------------------------
                                                       PAYMENT
                             INTERCONNECTION       -----------------
No.    DIRECTION AND TYPE        TARIFF            PAYER    RECEIVER     DESCRIPTION
-----------------------------------------------------------------------------------------------
B      INTERNATIONAL
-----------------------------------------------------------------------------------------------

1      STBS via PSTN to SGI     *                   STBS       PSTN and    *
       (INDSAT)                                                INDOSAT
2      STBS via PSTN TO SG      *                   STBS       PSTN and    *
       (Satelindo)                                             SGI
                                                               (Satelindo)
-----------------------------------------------------------------------------------------------

*Confidential portion has been omitted and filed separately with the Commission.